                                                                    EXHIBIT 99.3

                          [Merrill Lynch Letterhead]

                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                                           December 10, 1997

Special Committee of the Board of Directors
Wyndham Hotel Corporation
Suite 2300
2001 Bryan Street
Dallas, Texas 75201

Dear Members of the Special Committee:

        We hereby consent to the references to our opinion letter (the "Merrill Lynch Opinion") dated April 14, 1997, to the Special Committee of the Board of Directors of Wyndham Hotel Corporation ("Wyndham"), included as Annex J to the Joint Proxy Statement/Prospectus which forms a part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 ("Post-Effective Amendment No. 1") relating to the proposed merger of Wyndham with and into Patriot American Hospitality, Inc., and to the references therein to such opinion under the captions "Summary--Opinion of Financial Advisors," "The Merger and Subscription--Background of the Merger," and "The Merger and Subscription-- Opinion of Wyndham's Financial Advisors," and to the references to the Merrill Lynch Opinion included in the Joint Proxy Statement/Prospectus Supplement which forms a part of Post-Effective Amendment No. 1 under the caption "Recent Developments-Merrill Lynch Discounted Cash Flow Analysis."

        In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         MERRILL LYNCH, PIERCE, FENNER
                                              & SMITH INCORPORATED

                                         By: /s/ Kurt N. Simon
                                             ---------------------------
                                             Name:   Kurt N. Simon
                                             Title:  Vice President
                                                     Investment Banking